UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2018

GTT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement.

Interoute Acquisition

On February 23, 2018, GTT Communications, Inc., a Delaware corporation (the “Company”), entered into an Agreement for the Sale and Purchase of Interoute Communications Holdings S.A., a Luxembourg public limited liability company (“Interoute”), by and among Emasan AG, Turbo Holdings Lux II Sarl (together with Emasan AG, the “Sellers”), GTT Americas, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “Purchaser”), and the Company (the “Purchase Agreement”).  Subject to the terms and conditions of the Purchase Agreement, the Purchaser agreed to acquire all of the equity interests in Interoute from the Sellers (the “Acquisition”).  The Company has guaranteed the obligations of the Purchaser under the Purchase Agreement.

The aggregate purchase price payable by the Purchaser pursuant to the Purchase Agreement is approximately €1.9 billion on a cash free, debt free basis, subject to certain adjustments as described in the Purchase Agreement.

Pursuant to the Purchase Agreement, the Sellers have agreed to cause (through the exercise of their voting or contractual rights) Interoute to carry on its business in the ordinary and usual course in all material respects, and to not take certain specified actions without the prior consent of Purchaser, in each case during the period between the execution of the Purchase Agreement and the completion of the Acquisition.  In addition, the Sellers agreed to use reasonable endeavours to ensure (through the exercise of their voting or contractual rights) that Interoute cooperates with the Company and the Purchaser with respect to the financing arrangements of the Company and the Purchaser, subject to certain limitations.

The Purchase Agreement contains limited warranties by the Sellers.  In addition, in connection with the Purchase Agreement, the Purchaser entered into a Management Warranty Deed (the “Management Warranty Deed”) with certain members of Interoute’s management (the “Warrantors”).  The Management Warranty Deed contains warranties made by the Warrantors with respect to Interoute, including as to the business, operations and accounts of Interoute.  The Purchaser’s recourse against the Warrantors for any breaches of the warranties under the Management Warranty Deed is limited to €1 in aggregate, subject to customary exceptions for fraud and fraudulent misrepresentation by the Warrantors.

The closing of the acquisition is subject only to limited conditions.  These conditions include delivery by Interoute of audited financial information as of December 31, 2017 and the receipt of antitrust approval in Germany as well as the receipt of certain approvals relating to foreign direct investment regimes under applicable laws in Germany, France and Italy (or the passage of applicable waiting periods with respect to those regulatory approvals).  The Acquisition is expected to close within three to six months.

The Purchase Agreement includes limited termination rights arising upon the failure by the parties to provide certain closing deliveries.  The Purchase Agreement and the Management Warranty Deed will terminate automatically if the closing conditions are not satisfied or waived on or prior to July 23, 2018; provided that this date will be extended by 20 calendar days (or such other period as the Sellers and the Purchaser may agree) if the only condition not satisfied on July 23, 2018 is receipt of approval (or the lapsing of the maximum response period) under applicable German foreign direct investment laws and the failure to obtain such approval (or the failure of such maximum response period to lapse) results from a breach of the Purchase Agreement by the Purchaser.

Cautionary Statement

The foregoing description of the Purchase Agreement, the Management Warranty Deed and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference and the text of the Management Warranty Deed which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement and the Management Warranty Deed have been included to provide investors with information regarding their respective terms.  They are not intended to provide any other factual information about the parties to the Purchase Agreement or the Management Warranty Deed or the businesses of such parties.  The warranties and covenants contained in the Purchase Agreement and the Management Warranty Deed (1) were made by the parties only for purposes of those agreements, (2) were made solely for the benefit of the parties to those agreements, (3) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement and the Management Warranty Deed (such disclosures include information that has been included in public disclosures, as well as additional non-public information), (4) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and the Management Warranty Deed instead of establishing these matters as facts and (5) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the Purchase Agreement and the Management Warranty Deed are included with this filing only to provide investors with information regarding the terms of the Purchase Agreement and the Management Warranty Deed, and not to provide investors with any other factual information regarding the Company, the Purchaser, the Sellers or Interoute or their respective businesses. Investors are not third party beneficiaries under the Purchase Agreement and Management Warranty Deed and should not rely on the representations, warranties, covenants or agreements in the Purchase Agreement or the Management Warranty Deed or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Purchaser, the Sellers or Interoute or any of their respective subsidiaries or affiliates.  Additionally, the representations, warranties, covenants, agreements, conditions and other terms of the Purchase Agreement and the Management Warranty Deed may be subject to subsequent waiver or modification.  Moreover, information concerning the subject matter of the representations, warranties, covenants and agreements in the Purchase Agreement and the Management Warranty Deed may change after the date of the Purchase Agreement and the Management Warranty Deed, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02              Unregistered Sale of Equity Securities

To provide financing for the Acquisition, on February 23, 2018 the Company entered into amended and restated Securities Purchase Agreements (the “Securities Purchase Agreements”) with each of (1) The Spruce House Partnership LP (“Spruce House”) and (2) Acacia Partners, L.P. and certain affiliated funds (collectively “Acacia”), pursuant to which Spruce House and Acacia agreed to purchase an aggregate of 250 shares of a newly created class of preferred stock of the Company, to be designated as the Series A Convertible Preferred Stock (the “Series A Preferred Stock”).  The purchase price of the Series A Preferred Stock is $1.0 million per share, for aggregate proceeds of $250.0 million.  The Company will issue the shares at the closing of the Acquisition, and the issuance is subject to the substantially concurrent consummation of the Acquisition and certain other conditions.  The Series A Preferred Stock will automatically convert into common stock upon approval of the conversion by the Company’s stockholders and receipt of all approvals (or termination of all waiting periods) applicable to the conversion under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and we intend to present this matter for a stockholder vote at our 2018 annual meeting of stockholders.  Unless and until the conversion is approved by the Company’s stockholders, the terms of the Series A Preferred Stock will remain as outlined below.

The Series A Preferred Stock will not have voting rights, except the Series A Preferred Stock will have certain class voting rights related to matters that would adversely affect the Series A Preferred Stock.  The Series A Preferred Stock will not accrue dividends until November 15, 2018, and thereafter will accrued dividends at the rate of 10% per annum, compounding quarterly.  The dividend rate, however, will increase to 13% per annum upon certain failures of the Company to fulfill its obligations to the holders of the Series A Preferred Stock.  The Series A Preferred Stock will have a liquidation preference over the common stock equal to the purchase price per share paid for the Series A Preferred Stock plus any accrued dividends.

The Series A Preferred Stock will be convertible into common stock of the Company at a conversion price equal to $44.3212 per share, which is the volume weighted average price per share of the common stock on The New York Stock Exchange for the period of thirty trading days preceding February 21, 2018, which was the valuation date for purposes of the Securities Purchase Agreements.  The conversion price of the Series A Preferred Stock, however, will be reduced in the event the Company sells any common stock prior to the closing of the

Acquisition at a price per share lower than $44.3212, in which case the conversion price will be adjusted to match the lower price.  The number of shares of common stock issuable upon conversion of each share of Series A Preferred Stock will be the liquidation preference per share of Series A Preferred Stock, which will be inclusive of accrued dividends, if any, divided by the conversion price.  Spruce House currently owns more than 5% of our common stock and upon conversion of all of the Series A Preferred Stock it would own more than 10% of our common stock.  The conversion of the Series A Preferred Stock by Spruce House will be limited in accordance with New York Stock Exchange rules unless and until the stockholders of the Company approve such conversion by a stockholder vote and unless and until Spruce House obtains certain United States antitrust approvals (or the related waiting period expires).  In addition, under applicable New York Stock Exchange rules the ability of Spruce House and Acacia to convert their Series A Preferred Stock into common stock will be limited if the number of shares issuable upon such conversion would equal or exceed 20% of the number of shares of common stock currently outstanding, unless and until the stockholders of the Company approve such conversion by a stockholder vote and, with respect to Spruce House, unless and until it obtains certain United States antitrust approvals (or the related waiting period expires).  The number of shares of common stock issuable to Spruce House and Acacia as of the date of the Securities Purchase Agreements is less than 20% of the outstanding shares of common stock, but if the conversion price is lowered as a result of any other sale of common stock of the Company prior to the closing of the Acquisition, or if dividends accrue on the Series A Preferred Stock, the number of shares to be issued upon conversion of the Series A Preferred Stock could equal or exceed this 20% threshold.

The Series A Preferred Stock shares will be restricted securities under the Securities Act of 1933, as amended, and will be issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act.  Pursuant to an Investor Rights Agreement to be entered into among the Company, Spruce House and Acacia on the issue date, the holders of the Series A Preferred Stock will be entitled to certain registration rights with respect to the common stock underlying their Series A Preferred Stock.

If the Acquisition is not consummated, the Securities Purchase Agreements will terminate, and the Company will not issue any of the Series A Preferred Stock.

Cautionary Statement

The foregoing description of the Securities Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the text of the Securities Purchase Agreement with Spruce House which is filed as Exhibit 10.3 to this Current Report on Form 8-K and the Securities Purchase Agreement with Acacia which is filed as Exhibit 10.4 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

The Securities Purchase Agreements have been included to provide investors with information regarding their respective terms.  They are not intended to provide any other factual information about the Company, Spruce House or Acacia.  The representations, warranties and covenants contained in the Securities Purchase Agreements (1) were made by the parties only for purposes of the Securities Purchase Agreements, (2) were made solely for the benefit of the parties to the Securities Purchase Agreements, (3) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Securities Purchase Agreements (such disclosures include information that has been included in public disclosures, as well as additional non-public information), (4) may have been made for the purposes of allocating contractual risk between the parties to the Securities Purchase Agreements instead of establishing these matters as facts and (5) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the Securities Purchase Agreements are included with this filing only to provide investors with information regarding the terms of the Securities Purchase Agreements, and not to provide investors with any other factual information regarding the Company, Spruce House, Acacia or their respective businesses.  Investors are not third party beneficiaries of the Securities Purchase Agreements and should not rely on the representations, warranties, covenants or agreements in the Securities Purchase Agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Spruce House or Acacia or any of their respective subsidiaries or affiliates.  Additionally, the representations, warranties, covenants, agreements, conditions and other terms of the Securities Purchase Agreements may be subject to subsequent waiver or modification.  Moreover, information concerning the subject matter of the representations, warranties, covenants and agreements in the Securities Purchase Agreements may change after the date of the Securities Purchase Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01              Regulation FD Disclosure

Financing of the Acquisition

In addition to the equity financing described above, the Company expects to finance the Acquisition with a combination of cash on hand and debt.  The Company may also elect to seek additional equity funding to finance the Acquisition.  The Company has entered into a commitment letter (the “Debt Commitment Letter”), dated February 23, 2018, with Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, KeyBank National Association, KeyBanc Capital Markets Inc., SunTrust Bank, SunTrust Robinson Humphrey, Inc., Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding, Inc., Citizens Bank, National Association and ING Capital LLC (collectively, the “Commitment Parties”).  Pursuant to the Debt Commitment Letter, and subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide debt financing to (1) refinance the Company’s existing senior secured credit facilities, (2) refinance certain of the existing debt of Interoute and/or certain of its subsidiaries, (3) provide financing for a portion of the consideration for the Acquisition, (4) pay fees, costs and expenses incurred in connection with the transactions described in the forgoing clauses (1) through (3), and (5) to the extent available after giving effect to the Acquisition, provide funds for working capital and other general corporate purposes of the Company and its subsidiaries (including, Interoute and its subsidiaries).  This financing is expected to consist of (a) a new €640.0 million term loan B facility (the “EMEA Term Loan Facility”), (b) a new $1.3305 billion term loan B facility (the “US Term Loan Facility”), (c) a $200.0 million revolving credit facility, and (d) senior unsecured notes yielding gross proceeds of $750.0 million (or, if the offering of the notes yielding at least $750.0 million of gross proceeds is not consummated prior to, or concurrently with, the Acquisition, the drawdown of a senior unsecured bridge loan facility); provided, that subject to certain terms and conditions in the Debt Commitment Letter, the Company may elect to increase or decrease the principal amount of the EMEA Term Loan Facility by up to €100.0 million, which shall result in a corresponding decrease or increase (as applicable) in the principal amount of the US Term Loan Facility so that the US dollar equivalent (using the $/€ spot rate in effect as of the opening of business on the date of such election) of the aggregate principal amount of the EMEA Term Loan Facility and the US Term Loan Facility does not exceed $2.12 billion at the time of such change.

The funding of the financing by the Commitment Parties is subject to a number of conditions set forth in the Debt Commitment Letter, including, among others, (1) the execution and delivery of definitive credit documentation with respect to the debt financing in accordance with the terms sets forth in the Debt Commitment Letter, (2) closing of the transactions contemplated by the Securities Purchase Agreements or other equity issuance of the common stock or preferred stock of the Company providing not less than $250.0 million of net cash proceeds on or prior to the closing date, and (3) the substantially concurrent consummation of the Acquisition in accordance with the Purchase Agreement.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The information in this Item 7.01 (1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose; and (2) shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 8.01              Other Events

On February 26, 2018, the Company issued a press release announcing the Acquisition and the related debt and equity financing commitments.  A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

10.1

Agreement for the Sale and Purchase of the entire issued share capital of Interoute Communications Holdings S.A., dated February 23, 2018, by and among Emasan AG, Turbo Holdings Lux II Sarl, Interoute Communications Holdings S.A., GTT Americas, LLC, as Purchaser, and GTT Communications, Inc., as Purchaser Guarantor.

10.2	Management Warranty Deed, dated February 23, 2018, by and among the Management Warrantors, as named therein, and GTT Americas, LLC.

10.3

Amended and Restated Securities Purchase Agreement, dated as of February 23, 2018, by and between GTT Communications, Inc., a Delaware corporation, and The Spruce House Partnership LP, a Delaware limited partnership.

10.4

Amended and Restated Securities Purchase Agreement, dated as of February 23, 2018, by and among GTT Communications, Inc., a Delaware corporation, Acacia Partners, L.P and the funds affiliated with Acacia Partners, L.P. named therein.

99.1	Press Release dated February 26, 2018.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2018	GTT COMMUNICATIONS, INC.

/s/ Chris McKee

Chris McKee
Secretary and General Counsel